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Exhibit 99.2

MAY I OBTAIN A LOAN FROM ABINGTON BANK OR USE A LINE OF CREDIT TO PAY FOR THE STOCK?

No. Regulations do not allow Abington Bank to make loans for this purpose, nor may you use an Abington Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Reorganization" and the "The Offering" for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at Abington Bank's passbook savings rate. If payment was to be made by withdrawal from an Abington Bank deposit account, excess funds will remain in that account.

I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE DEPOSITOR?

No. Applicable law does not allow you to do so. Any attempt to transfer subscription rights to any other person is illegal and subject to civil and criminal fines. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, or if someone requests to share in proceeds upon your future sale of Abington Community Bancorp's common stock, please inform our Stock Information Center at (XXX) XXX-XXXX.

WILL THE STOCK BE INSURED?

No. Like any other common stock, Abington Community Bancorp, Inc.'s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After our stock offering, we expect to have adequate capital and earnings to pay dividends on the shares of common stock. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us following the offering, investment opportunities available to us, regulatory capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

HOW WILL THE STOCK BE TRADED?

We anticipate the stock will trade on the Nasdaq National Market under the symbol "ABBC".

ARE OFFICERS AND DIRECTORS OF ABINGTON BANK PLANNING TO PURCHASE STOCK?

Yes! Abington Bank's senior officers and trustees plan to purchase, in the aggregate, $4,830,000 worth of stock.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

Stock Information Center
(XXX) XXX-XXXX

Abington Community Bancorp, Inc.
273 Keswick Ave.
Glenside, Pennsylvania 19038

The Reorganization
and
Stock Issuance

QUESTIONS
&
ANSWERS

Abington Community
Bancorp, Inc.

[LOGO]

The proposed parent stock holding company for Abington Bank

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., ABINGTON MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT THE REORGANIZATION

The Board of Trustees of Abington Bank unanimously adopted a Plan of Reorganization and Plan of Stock Issuance to reorganize into a mutual holding company structure. As a result of the reorganization, Abington Community Bancorp, Inc. will become the Pennsylvania chartered parent holding company of Abington Bank, which will be 60% owned by Abington Mutual Holding Company. In connection with the Reorganization, Abington Community Bancorp, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Plan of Stock Issuance. Abington Mutual Holding Company will be the majority shareholder of the common stock of Abington Community Bancorp after the Reorganization.

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in Abington Community Bancorp, Inc.

Investment in the stock of Abington Community Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The Reorganization will provide Abington Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base which will provide greater flexibility to invest in longer-term, higher yielding assets; allowing us to grow and enhance our profitability; and improving our ability to manage capital including paying cash dividends.

Proceeds may also be used to allow Abington Community Bancorp to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; repurchase shares of our common stock and use for other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the Reorganization will allow Abington Bank's depositors an opportunity to buy stock and become charter stockholders of Abington Community Bancorp, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

Certain Depositors of Abington Bank and our Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Abington Community Bancorp, Inc. is offering through the Prospectus between 4,080,000 and 5,520,000 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 6,348,000 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares or $250. No person may purchase more than 25,000 shares or $250,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person may purchase more than 1.0% of the shares sold at the maximum of the offering range.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Abington Bank prior to 12:00 noon, Eastern Time, on XXXX XX, 2004.

HOW MAY I PAY FOR MY SHARES OF STOCK?

First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of Abington Bank's tellers and convert your cash to a check. Interest will be paid by Abington Bank on these funds at the passbook annual percentage yield from the day the funds are received until the Reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your Abington Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the Reorganization is completed or terminated.

CAN I PURCHASE SHARES USING FUNDS IN MY ABINGTON BANK IRA?

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at Abington Bank that will enable such purchase. Please contact the Stock Information Center as early as possible, as such transactions take time.

Dear Depositor:

We are pleased to announce that Abington Bank is reorganizing into the mutual holding company structure. In connection with the Reorganization, Abington Community Bancorp, Inc., the newly-formed mid-tier holding company for Abington Bank, is offering common stock in a subscription and community offering to certain depositors of Abington Bank, Abington Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

To accomplish this Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Depositors to be held on xxxx xx, 2004 at x:xx am Eastern time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of Abington Bank to become shareholders. Please remember:

  •
  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  •
  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Reorganization.

  •
  Depositors have a right, but not an obligation, to buy Abington Community Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

  •
  Like all stock, shares of Abington Community Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Abington Community Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern time, on xxxx xx, 2004.

If you have additional questions regarding the offering, please call us at (xxx) xxx-xxxx, Monday through Wednesday and Fridays from 9:00 a.m. to 4:00 p.m. and Thursdays from 9:00 a.m. to 6:00 p.m., or stop by our Stock Information Center located at 273 Keswick Ave., Glenside, Pennsylvania.

Sincerely,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Depositor:

We are pleased to announce that Abington Bank is reorganizing into the mutual holding company structure. In connection with the Reorganization, Abington Community Bancorp, Inc., the newly-formed mid-tier holding company for Abington Bank, is offering common stock in a subscription and community offering to certain depositors of Abington Bank, Abington Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

Unfortunately, Abington Community Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Abington Community Bancorp.

However, as a depositor of Abington Bank, you have the right to vote on the Plan of Reorganization at the Special Meeting of Depositors to be held on xxxx xx, 2004. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting on xxxx xx, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that Abington Bank is reorganizing into the mutual holding company structure. In connection with the Reorganization, Abington Community Bancorp, Inc., the newly-formed mid-tier holding company for Abington Bank, is offering common stock in a subscription and community offering to certain depositors of Abington Bank, Abington Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of Abington Community Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

  PROSPECTUS: This document provides detailed information about operations at Abington Bank and a complete discussion of the proposed stock offering.

  STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Eastern time, xxxx xx, 2004.

We invite you and other local community members to become charter shareholders of Abington Community Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Abington Community Bancorp, Inc. without paying a commission or a fee.

If you have additional questions regarding the Reorganization, please call us at (xxx) xxx-xxxx, Monday through Wednesday and Fridays from 9:00 a.m. to 4:00 p.m. and Thursdays from 9:00 a.m. to 6:00 p.m., or stop by our Stock Information Center located at 273 Keswick Ave., Glenside, Pennsylvania.

Sincerely,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Abington Bank is reorganizing into the mutual holding company structure. In connection with the Reorganization, Abington Community Bancorp, Inc., the newly-formed mid-tier holding company for Abington Bank, is offering common stock in a subscription and community offering to certain depositors of Abington Bank, Abington Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

Because we believe you may be interested in learning more about the merits of Abington Community Bancorp's common stock as an investment, we are sending you the following materials which describe the Offering.

  PROSPECTUS: This document provides detailed information about Abington Bank's operations and the proposed offering of Abington Community Bancorp, Inc. common stock.

  STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern time, on xxxx xx, 2004.

As a friend of Abington Bank, you will have the opportunity to buy common stock directly from Abington Community Bancorp in the Offering without paying a commission or fee. If you have additional questions regarding the Reorganization and Offering, please call us at (xxx) xxx-xxxx, Monday through Wednesday and Fridays from 9:00 a.m. to 4:00 p.m. and Thursdays from 9:00 a.m. to 6:00 p.m., or stop by our Stock Information Center located at 273 Keswick Ave., Glenside, Pennsylvania.

We are pleased to offer you this opportunity to become a shareholder of Abington Community Bancorp, Inc.

Sincerely,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

KEEFE, BRUYETTE & WOODS, INC.

To Depositors and Friends of Abington Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Abington Bank in reorganizing into the mutual holding company structure. In connection with the Reorganization, Abington Community Bancorp, Inc., the newly-formed mid-tier holding company for Abington Bank, is offering common stock in a subscription and community offering to certain depositors of Abington Bank, Abington Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Plan of Stock Issuance.

At the request of Abington Community Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Abington Community Bancorp, Inc. common stock until 12:00 Noon, Eastern time, on xxxx xx, 2004. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 273 Keswick Ave, Glenside, Pennsylvania, Monday through Wednesday and Fridays from 9:00 a.m. to 4:00 p.m. and Thursdays from 9:00 a.m. to 6:00 p.m. or feel free to call the Stock Information Center at (xxx) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY . . .

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Abington Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the Reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Reorganization. . . . and

Your Board of Trustees Unanimously Recommends a Vote "FOR" the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer
Abington Bank
Jenkintown, Pennsylvania

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Logo Abington Bank]

PROXY GRAM II
PLEASE VOTE TODAY . . .

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Abington Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the Reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Reorganization . . . and

Your Board of Trustees Unanimously Recommends a Vote "FOR" the Reorganization.

Our Reasons for the Corporate Change

As a Mutual Institution:

•
There is no authority to issue capital stock and thus no access to this market source of equity capital.
•
Earnings from year to year are the only source of generating capital.

As a Stock Institution we will be able to:

•
Structure our business in the form that will enable us to access capital markets.
•
Permit us to control the amount of capital being raised to enable us to deploy more prudently the proceeds of the offering.
•
Support future lending and operational growth.
•
Enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.
•
Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer
Abington Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo} Abington Bank

Proxy Gram III

XXXXXXXXX xx, 2004

Dear Valued Abington Bank Depsoitor:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Abington Bank into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand Abington Bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Trustees unanimously recommends a vote "FOR" the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on xxxx xx is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (xxx) xxx-xxxx.

Best regards and thank you,

Robert W. White
Chairman of the Board, President and
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ABINGTON BANK, ABINGTON COMMUNITY BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

End of Offering Abington Community Bancorp, Inc. Website Message

Stock Issuance Plan Information

The Abington Community Bancorp, Inc. stock offering closed on                       , 2004. The results of the offering are as follows:

                              .

Interest and refund [if applicable] checks will be mailed out on                       by regular mail. No special mailing instructions will be accepted.

Allocations will be made available beginning at            on                       . [If applicable]

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify such on your certificate prior to trading your shares. [if applicable]

The transfer agent for Abington Community Bancorp, Inc. will be Registrar and Transfer Company in Cranford, New Jersey and the phone number for their Investor Relations Department is 1-800-368-5948.

We anticipate trading to begin on                       , 2004 on the Nasdaq National Market under the symbol "ABBC."

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by Abington Bank, Abington Community Bancorp, Inc., the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Initial Abington Bank Website Message to Commence                       , 2004

Plan of Stock Issuance Information

Abington Community Bancorp, Inc., the holding company for Abington Bank is pleased to announce that materials were mailed on                        , 2004 regarding its Stock Issuance Plan. If you were a depositor as of December 31, 2002 or June 30, 2004, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

Information, including a prospectus, regarding Abington Community Bancorp, Inc.'s stock offering is also enclosed. The Subscription Offering has commenced and continues until 12:00 Noon on,                        , 2004, at which time all orders must be received if you want to subscribe for stock.

Depending upon the outcome of the Subscription Offering on                       , 2004 our best estimate at this time for trading of the Abington Community Bancorp, Inc. stock (Nasdaq National Market—"ABBC") is late September or early October. As described in the prospectus, it could trade later than anticipated. Upon completion of the stock offering, we will update this website with the results of the offering.

If you have questions regarding the offering, please call our Stock Information Center at (860)       -        .

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by Abington Community Bancorp, Inc., Abington Bank, the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

QuickLinks

FACTS ABOUT THE REORGANIZATION
Proxy Gram III
End of Offering Abington Community Bancorp, Inc. Website Message Stock Issuance Plan Information
Initial Abington Bank Website Message to Commence , 2004 Plan of Stock Issuance Information